UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Nicholas-Applegate International & Premium Strategy Fund
Telephonic Solicitation Script
866-615-7868
Greeting:
Hello, is Mr. /Ms. __________________ available please?
Hi Mr. /Ms. __________________, my name is __________________ and I am calling on behalf of the Nicholas-Applegate International & Premium Strategy Fund on a recorded line. Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders scheduled to be held on November 12, 2008. Have you received these materials?
If Received:
Your Fund’s Board of Trustees is recommending that you vote in favor of the proposal outlined in the proxy statement. For your convenience, would you like to vote now over the phone?
IF Yes:
The process will only take a few moments.
Again, my name is __________________, a proxy voting specialist on behalf of the Nicholas-Applegate International & Premium Strategy Fund. Today’s date is __________________ and the time is __________________ Eastern Time.
Would you please state your full name and full mailing address?
The Board of Trustees has unanimously approved the proposal as set forth in the materials you received and recommends a vote FOR this proposal. Would you like to vote along with the Board of Trustee’s recommendation? Would you like to vote all of your accounts accordingly?

For Vote In Favor of Proposal:
Mr. /Ms. __________________, I have recorded your vote in favor of the proposal set forth in the proxy materials you received, for all of your Nicholas-Applegate International & Premium Strategy Fund accounts.
For Vote Against Proposal:
Mr./Ms. __________________, I have recorded your vote against the proposal set forth in the proxy materials you received, for all of your Nicholas-Applegate International & Premium Strategy Fund accounts.
For Abstentions:
Mr./Ms. __________________, I have recorded your abstention from voting on the proposal set forth in the proxy materials you received, for all of your Nicholas-Applegate International & Premium Strategy Fund accounts.
You will receive a written confirmation of your voting instructions. Once you receive your confirmation, if you have any questions or wish to make any changes you may contact us toll-free by calling 866-615-7868. Thank you very much for your participation and have a great day/evening.
If Unsure of Voting:
Would you like me to review the proposal with you? (Answer all the shareholder’s questions and ask him/her if s/he wishes to vote over the phone. If s/he agrees, return to authorized voting section)

If Not Received:
I can resend the materials to you. Due to time constraints, we would like to e-mail you the proxy materials for your review. Do you have an email address this can be sent to?
(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)
Thank you. You should receive these materials shortly, and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the materials.
If Shares were sold after (record date)
I understand Mr./Ms. __________________, however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections to voting your shares now?
If Not Interested:
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:
Hello, my name is __________________ and I am a proxy voting specialist for the Nicholas-Applegate International & Premium Strategy Fund. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on November 12, 2008.
Your participation is very important. To vote over the telephone, call toll-free at 866-615-7868 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.
AUTOMATED ANSWERING MACHINE MESSAGE
Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Nicholas-Applegate International & Premium Strategy Fund. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on November 12, 2008.
Your participation is very important. To vote over the telephone, call toll-free at 866-615-7868 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM — 9:00 PM and Saturday 10:00AM — 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.
INBOUND — CLOSED RECORDING

“Thank you for calling the Broadridge Proxy Services Center for the Nicholas-Applegate International & Premium Strategy Fund. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.
INBOUND — CALL IN QUEUE MESSAGE
     “Thank you for calling the Broadridge Proxy Services Center for the Nicholas-Applegate International & Premium Strategy Fund. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.
END OF CAMPAIGN MESSAGE
“Thank you for calling the Broadridge Proxy Services Center for the Nicholas-Applegate International & Premium Strategy Fund. The Shareholder meeting has been held, and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your investment in the Nicholas-Applegate International & Premium Strategy Fund, please contact your Financial Advisor or call the Nicholas-Applegate International & Premium Strategy Fund at 1-800-331-1710. Thank you for investing in the Nicholas-Applegate International & Premium Strategy Fund.”